INVESTMENT SUBADVISORY AGREEMENT

                                  E*TRADE FUNDS
                                 with respect to
                          E*TRADE E-COMMERCE INDEX FUND

      AGREEMENT, effective commencing as of October 22, 1999 among Barclays Global Fund Advisors (the "Subadviser"), E*TRADE Asset Management, Inc. (the "Adviser") and E*TRADE Funds (the "Trust") with respect to E*TRADE E-Commerce Index Fund (the "Fund").

      WHEREAS, the Trust is a Delaware business trust organized pursuant to a Declaration of Trust dated November 4, 1998 (the "Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company, and the Fund is a portfolio of the Trust; and

      WHEREAS, the Trust has retained the Adviser to render investment advisory services to the Trust on behalf of the Fund, pursuant to an Investment Advisory Agreement dated as of October 22, 1999, among the Adviser and the Trust ("Investment Advisory Agreement");

      WHEREAS, the Trust's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, and the Fund shareholders have approved the appointment of the Subadviser to perform certain investment advisory services for the Trust on behalf of the Fund pursuant to this Subadvisory Agreement ("the "Subadvisory Agreement") and the Subadviser is willing to perform such services for the Trust on behalf of the Fund; and

      WHEREAS, the Subadviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Subadviser, the Adviser and the Trust as follows:

1. Appointment. The Trust and Adviser hereby appoint the Subadviser to act as investment adviser to the Fund for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.    Investment Advisory Duties.

      (a) Subject to the supervision of the Trustees of the Trust and the Adviser, the Subadviser will, in coordination with the Adviser: (i) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objective, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information included as part of the Trust's Registration Statement filed with the Securities and Exchange Commission

("SEC") and as the Prospectus and Statement of Additional Information may be amended from time to time, copies of which shall be provided to the Subadviser by the Adviser; (ii) make investment decisions for the Fund; and (iii) place orders to purchase and sell securities and other assets for the Fund.

      (b) In performing its investment management services to the Fund hereunder, the Subadviser will provide the Fund, among other things, as received by the index compilation provider, analysis of statistical and economic data and information concerning index compilation, including portfolio composition. The Subadviser will determine the securities, instruments, repurchase agreements, futures, options and other investments and techniques that the Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Fund's portfolio. The Subadviser will advise as to what portion of the Fund's portfolio shall be invested in securities and other assets, and what portion if any, should be held uninvested.

      (c) The Subadviser's duties shall not include and the Subadviser shall have no responsibility for tax reporting or securities lending.

      (d)  The  Subadviser   further  agrees  that,  in  performing  its  duties
hereunder, it will:

          (i) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

          (ii) manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

          (iii) place orders for the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund's Prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

          (iv) furnish to the Trust whatever statistical information the Trust may reasonably request with respect to the Fund's assets or contemplated investments. In addition, the Subadviser will keep the Trust, the Trustees and the Adviser informed of developments materially affecting the Fund's portfolio and shall, when requested meet quarterly with the Trustees to explain its activities. Further, on the Subadviser's own initiative, furnish to the Trust from time to time whatever information the Subadviser believes appropriate for this purpose;

          (v) make available to the Trust's administrator (the "Administrator"), the Adviser and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator, the Adviser and the Trust in their compliance with applicable laws and regulations. The Subadviser will furnish the Trustees with such periodic and special reports regarding the Fund and any subadviser as they may reasonably request;

          (vi) immediately notify the Trust in the event that the Subadviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Subadviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Subadviser further agrees to notify the Trust immediately of any material fact known to the Subadviser respecting or relating to the Subadviser that is not contained in the Trust's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect; and

          (vii) in providing investment advice to the Fund, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Subadviser seek to obtain any such information.

3. Futures and Options. The Subadviser's investment authority shall include advice with regard to purchasing, selling, covering open positions, and generally dealing in financial futures contracts and options thereon, in accordance with Rule 4.5 of the Commodity Futures Trading Commission.

     The Subadviser's authority shall include authority to: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the Fund; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Subadviser may, using such of the securities and other property in the Brokerage Accounts as the Subadviser deems necessary or desirable, direct the custodian to deposit on behalf of the Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadviser deems desirable or appropriate.

     PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

      The Trust represents and warrants that it is a "qualified eligible client" within the meaning of CFTC Regulations Section 4.7 and, as such, consents to treat the Fund in accordance with the exemption contained in CFTC Regulations
Section 4.7(b).

4. Use of Securities Brokers and Dealers. The Subadviser will monitor the use of broker-dealers. To the extent permitted by the Subadviser's Form ADV as filed with the SEC, purchase and sale orders will usually be placed with brokers who are selected by the Subadviser as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Subadviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Subadviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Subadviser's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Subadviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Subadviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Subadviser's overall responsibilities to the Subadviser's discretionary accounts.

      Neither the Subadviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund, provided that this limitation shall not prevent the Subadviser from utilizing the services of a securities broker which is a parent, subsidiary or related firm, provided such broker effects transactions on a "cost only" or "nonprofit" basis to itself and provides competitive execution. Unless otherwise directed by the Trust in writing, the Subadviser may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

5. Allocation of Charges and Expenses.

      (a) Except as otherwise specifically provided in this section 5, the Subadviser shall pay the compensation and expenses of all of its directors, officers and employees who serve as trustees, officers and executive employees of the Trust (including the Trust's share of payroll taxes), and the Subadviser shall make available, without expense to the Fund, the service of its directors, officers and employees who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

      (b) The Subadviser shall not be required to pay pursuant to this Agreement any expenses of the Fund other than those specifically allocated to the Subadviser in this section 5. In particular, but without limiting the generality of the foregoing, the Subadviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's employees as are officers or employees of the Subadviser whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Subadviser's overhead and employee costs); fees payable to the Subadviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the Administrator for maintaining the Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, Trustees and employees of the Trust who are not interested persons of the Subadviser; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, directors or employees of the Subadviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust with respect to matters concerning the Fund, or any committees thereof or advisers thereto.

6.   Compensation.

      As compensation for the services provided and expenses assumed by the Subadviser under this Agreement, the Adviser will pay the Subadviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to the amount of average daily net assets listed opposite the Fund's name in
Exhibit A, and subject to any minimum fees stated therein. The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration of Trust and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this
Section 6, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Subadviser's compensation is payable pursuant to this section, then the Subadviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 6.

7. Books and Records. The Subadviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Subadviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Subadviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

8. Aggregation of Orders. Provided that the investment objective, policies and restrictions of the Fund are adhered to, the Trust agrees that the subadviser may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the subadviser or with accounts of the affiliates of the Subadviser, if in the Subadviser's reasonable judgment such aggregation shall result in an overall economic benefit to the respective Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Trust acknowledges that the determination of such economic benefit to the Fund by the subadviser represents the Subadviser's evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

9. Standard of Care and Limitation of Liability. The Subadviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadviser against any liability to the Trust, the Fund or to holders of the Fund's shares to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadviser's reckless disregard of its obligations and duties under this Agreement or otherwise for breach of this Agreement. As used in this Section 9, the term "Subadviser" shall include any officers, directors, employees or other affiliates of the Subadviser performing services with respect to the Fund.

10.   Liability.

      (a) Neither Subadviser nor its officers, directors, employees, affiliates, agents or controlling persons shall be liable to the Trust, the Fund, its shareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or person with respect to the Fund.

      (b) Neither the Subadviser nor its officers, directors, employees, affiliates, agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law and/or for any loss suffered by the Trust, the Fund, its shareholders and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Subadviser against any liability to the Trust, the Fund and/or its shareholders which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Subadvisory Agreement.

      (c) The Trust on behalf of the Fund, hereby agrees to indemnify and hold harmless the Subadviser, its directors, officers and employees and agents and each person, if any, who controls the Subadviser (collectively, the "Indemnified Parties") against any and all losses, claims damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to the Trust or Fund, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, the Investment Advisers Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(1) any act, omission, error and/or mistake of any other fiduciary and/or any other person; or (2) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in
(a) the Registration Statement, the prospectus or any other filing, (b) any advertisement or sales literature authorized by the Trust for use in the offer and sale of shares of the Fund, or (c) any application or other document filed in connection with the qualification of the Trust or shares of the Fund under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission (i) in a document prepared by the Subadviser, or (ii) made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Subadviser pertaining to or originating with the Subadviser for use in connection with any document referred to in clauses (a), (b) or (c).

      (d) It is understood, however, that nothing in this paragraph 10 shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Trust, Fund and/or its shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties under this Agreement or any breach of this Agreement.

      (e) Notwithstanding any other provision of this Agreement, the Subadviser shall not be liable for any loss to the Fund or the Adviser caused directly or indirectly by circumstances beyond the Subadviser's reasonable control including, but not limited to, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, earthquakes, floods or other catastrophes, acts of God, wars or failures of communication or power supply.

11. Services Not Exclusive. It is understood that the services of the Subadviser are not exclusive, and that nothing in this Agreement shall prevent the Subadviser from providing similar services to other investment companies or to other series of investment companies, including the Trust (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Subadviser's ability to meet its obligations to the Fund hereunder. When the Subadviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Subadviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Subadviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Subadviser provides any advice to its clients concerning the shares of the Fund, the Subadviser shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Fund.

12.  Duration and Termination.

     (a) This Agreement shall continue for a period of two years from the date of commencement, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940
Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

      (b) Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Subadviser or (b) by the Subadviser at any time without penalty, upon sixty (60) days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

13. Amendments. This Agreement may be amended at any time but only by the mutual written agreement of the parties to this Agreement and in accordance with any applicable legal or regulatory requirements.

14. Proxies. Unless the Trust gives written instructions to the contrary, the Subadviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested in a manner which best serves the interests of the Fund's shareholders. The Subadviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders. The Subadviser shall maintain a record of how the Subadviser voted and such record shall be available to the Trust or Adviser upon request.

15. Use of Name. The Subadviser hereby consents to the use of its name and the names of its affiliates in the Fund's disclosure documents, shareholder communications, advertising, sales literature and similar communications.

16. Confidential Information. The Subadviser shall maintain the strictest confidence regarding the business affairs of the Fund. Written reports furnished by the Subadviser to the Trust or the Adviser shall be treated by such entities as confidential and for the exclusive use and benefit of the Trust except as disclosure may be required by applicable law.

17. Notices. All notices hereunder shall be provided in writing and delivered by first class postage pre-paid U.S. mail or by fax. Notices delivered by mail shall be deemed given three days after mailing and upon receipt if sent by fax.


     If to Trust:        E*TRADE FUNDS
                         4500 Bohannon Drive
                         Menlo Park,  CA 94025
                         Attn:  President
                         Fax No.: (650) 331-6802

     If to Adviser:      E*TRADE ASSET MANAGEMENT, INC.
                         4500 Bohannon Drive
                         Menlo Park, CA  94025
                         Attn:  President
                         Fax No.: (650) 331-6802

     If to Subadviser:   BARCLAYS GLOBAL FUND ADVISORS
                         45 Fremont Street
                         San Francisco, CA  94105
                         Attn: Legal Department
                         Fax No.: (415) 597-2698

18.   Miscellaneous.

      (a) This Agreement shall be governed by the laws of the State of California without regard to the conflicts of law provisions thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

      (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      (d) Nothing herein shall be construed as constituting the Subadviser as an agent of the Adviser, the Trust or the Fund.

      (e) All liabilities of the Trust hereunder are limited to the assets of the Fund.

      (f) Concurrently with the execution of this Subadvisory Agreement, the Subadviser is delivering to the Adviser and the Trust a copy of part II of its Form ADV, as revised, on file with the SEC. The Adviser and the Trust hereby acknowledge receipt of such copy.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first stated above.

                                          E*TRADE FUNDS


                                       By:
                                           --------------------------------

                                           Name:---------------------------

                                           Title:--------------------------



                                          E*TRADE ASSET MANAGEMENT, INC.


                                       By:
                                           --------------------------------

                                           Name:---------------------------

                                           Title:--------------------------



                                          BARCLAYS GLOBAL FUND ADVISORS


                                       By:
                                           --------------------------------

                                           Name:---------------------------

                                           Title:--------------------------

                                    EXHIBIT A


      Name of Fund                              Subadvisory Fee


                                                E*TRADE  E-Commerce  Index  Fund
                                                Based on an annual  basis of the
                                                Fund's    daily    net    assets
                                                calculated   as   described   in
                                                Section   6  of  the   foregoing
                                                Agreement  using  the  following
                                                rates: 0.20% of daily net assets
                                                on amounts  up to $200  million;
                                                0.15% of  daily  net  assets  on
                                                amounts  between  $200  and $500
                                                million;  and 0.12% of daily net
                                                assets  on  amounts  above  $500
                                                million,  provided however, that
                                                if such fee as calculated  above
                                                would be less than  $40,000  for
                                                any year  this  Agreement  is in
                                                effect,  then  the fee  shall be
                                                $40,000.  Any such  minimum  fee
                                                shall be  prorated  for any year
                                                in    which    this    Agreement
                                                terminates.
